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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of our report dated May 18, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of Seasons Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information - Independent Accountants and Legal Counsel" in such Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
July 16, 2001